ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                  AZL[R] BLACKROCK GROWTH FUND
            (FORMERLY AZL[R] LEGG MASON GROWTH FUND)

                            5701 GOLDEN HILLS DRIVE
                       MINNEAPOLIS, MINNESOTA 55416-1297
March 3, 2009

Dear Contract Owner:
Effective January 26, 2009, the Board of Trustees of the Allianz Variable Insurance Products Trust (the "Trust") replaced Legg Mason Capital Management, Inc. ("Legg Mason") as subadviser to the AZL Legg Mason Growth Fund (the "Fund") with BlackRock Capital Management, Inc. ("BlackRock") as the new subadviser. Effective January 26, 2009, the Fund was renamed "AZL BlackRock Growth Fund." The Board of Trustees took this action upon the recommendation of Allianz Investment Management LLC, the Fund's investment adviser (the "Manager"). The Manager's recommendation was based on several factors, including:

                 *  The prior performance of the Fund;
                 * Prior performance of BlackRock's portfolio management team in managing a fund that is similar to the Fund;
                 *  The experience of BlackRock's portfolio management team; and
                 *  The new subadvisory fee schedule.

The Board of Trustees took this action pursuant to an exemptive order received by the Trust and the Manager from the U.S. Securities and Exchange Commission that permits the Board of Trustees generally to approve a change in the Fund's subadviser, upon recommendation of the Manager, without shareholder approval (the "Order").

As the owner of a variable annuity contract or a variable life insurance policy issued by Allianz Life Insurance Company of North America or Allianz Life Insurance Company of New York, you are an indirect participant in the Fund. Accordingly, we are providing you with the attached information statement to inform you of these changes to the Fund. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                   Sincerely,


                                   /s/ Jeffrey Kletti


                                   Jeffrey Kletti
                                   President

                   ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                  AZL[R] BLACKROCK GROWTH FUND
            (FORMERLY AZL[R] LEGG MASON GROWTH FUND)
                            5701 GOLDEN HILLS DRIVE
                       MINNEAPOLIS, MINNESOTA 55416-1297

                                 MARCH 3, 2009

                             INFORMATION STATEMENT
INTRODUCTION
This information statement is being provided to you on behalf of the Board of Trustees (the "Board" or the "Trustees") of Allianz Variable Insurance Products Trust (the "Trust") by Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (collectively, "Allianz") to owners of certain variable annuity contracts and variable life insurance policies ("Variable Contracts") issued by Allianz.

At an in-person meeting held on December 3, 2008, the Board considered a recommendation by Allianz Investment Management LLC (the "Manager"), the investment adviser to the AZL Legg Mason Growth Fund (the "Fund"), to
(a) approve an amended and restated subadvisory agreement (the "BlackRock Agreement") between the Manager and BlackRock Capital Management, Inc. ("BlackRock") whereby BlackRock would replace Legg Mason Capital Management, Inc. ("Legg Mason") as subadviser to the Fund; and (b) change the name of the Fund to "AZL BlackRock Growth Fund." At the December 3 meeting, the Board voted unanimously to approve the revision to the BlackRock Agreement, which became effective January 26, 2009. At the meeting, the Board reviewed materials furnished by the Manager pertaining to BlackRock and the BlackRock Agreement.

The Board approved the BlackRock Agreement without shareholder approval pursuant to an exemptive order issued to the Trust and the Manager by the U.S. Securities and Exchange Commission (the "SEC") on September 17, 2002 (the "Order"). The Order permits the Board, upon the recommendation of the Manager, to hire new subadvisers and to make certain other changes to existing subadvisory agreements, without obtaining shareholder approval.

Pursuant to the terms of the Order, this information statement is being provided to owners of certain Variable Contracts who, by virtue of their ownership of the Variable Contracts, beneficially owned shares of the Fund at the close of business on January 23, 2009. This information statement describes the circumstances surrounding the Board's approval of the BlackRock Agreement and provides you with an overview of the terms of the BlackRock Agreement. YOU DO NOT NEED TO TAKE ANY ACTION; THIS STATEMENT IS PROVIDED FOR INFORMATION ONLY.


                      WE ARE NOT ASKING YOU FOR A PROXY,
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION
ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST (THE "TRUST")
The Trust is a Delaware statutory trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999, and is registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. The Trust is comprised of 34 separate investment portfolios including the Fund, each of which is, in effect, a separate mutual fund.

Shares of the Fund, which are subject to a 12b-1 distribution fee in the amount of 0.25% of average daily net assets, have been offered since the Fund's inception and are available for certain variable annuity contracts or variable life insurance policies that offer the Fund as an investment option. In addition, the Allianz Variable Insurance Products Fund of Funds Trust (the "Allianz FOF Trust") is permitted to invest in shares of the Fund according the principal investment strategies of each of its series.

Both the Trust and the Allianz FOF Trust currently offer their shares to one or more separate accounts of Allianz as funding vehicles for the Variable Contracts issued by Allianz through the separate accounts. The Trust does not offer its shares directly to the public. Each separate account, like the Trust, is registered with the SEC as an investment company, and a separate prospectus, which accompanies the prospectus for the Trust, describes the Variable Contracts issued through the separate accounts.

DISTRIBUTOR AND ADMINISTRATOR
Citi Fund Services Ohio, Inc. ("CFSO"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Fund's administrator, transfer agent, and fund accountant. Administrative services of CFSO include providing office space, equipment, and clerical personnel to the Fund and supervising custodial, auditing, valuation, bookkeeping, and dividend disbursing services.

Allianz Life Financial Services, LLC ("ALFS"), whose address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416, has served as the Fund's distributor since August 28, 2007. ALFS is affiliated with the Manager.

ALFS receives 12b-1 fees directly from the Fund, plus a Trust-wide annual fee of $42,500, paid by the Manager from its profits and not by the Trust, for recordkeeping and reporting services. For the fiscal year ended December 31, 2008, the Fund paid ALFS $354,854 in 12b-1 fees.

Pursuant to separate agreements between the Fund and the Manager, the Manager provides a Chief Compliance Officer ("CCO") and certain compliance oversight and filing services to the Trust. Under these agreements the Manager is entitled to an amount equal to a portion of the compensation and certain other expenses related to the individuals performing the CCO and compliance oversight services, as well as $75.00 per hour for time incurred in connection with the preparation and filing of certain documents with the Securities and Exchange Commission.
The fees are paid to the Manager on a quarterly basis. For the fiscal year ended December 31, 2008, the Fund paid the Manager administrative and compliance service fees of $9,163.

ALLIANZ INVESTMENT MANAGEMENT LLC (THE "MANAGER")
Pursuant to an investment management agreement originally approved by the Board on April 11, 2001 (the "Investment Management Agreement"), the Manager serves as the Trust's investment manager. Pursuant to an amended and restated subadvisory agreement dated July 1, 2008, between the Manager and Legg Mason, Legg Mason served as the Fund's subadviser until BlackRock began serving as the Fund's subadviser on January 26, 2009. On May 1, 2002, the Fund's initial sole shareholder, Allianz Life Insurance Company of North America, approved the Investment Management Agreement and the subadvisory agreement between the Manager and Legg Mason. Subsequent to the approval by the initial sole shareholder, neither the Investment Management Agreement nor the subadvisory agreement between the Manager and Legg Mason has been required to be submitted for approval by shareholders. The Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Manager is a wholly owned subsidiary of Allianz Life Insurance Company of North America; its principal business address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416.

The Manager is responsible for the overall management of the Trust and for retaining subadvisers (and sub-subadvisers) to manage the assets of each fund of the Trust according to its investment objective and strategies. The Manager has engaged one or more subadvisers for each fund to act as that fund's investment subadviser to provide day-to-day portfolio management. As part of the Manager's duties to recommend and supervise the Fund's subadviser, the Manager is responsible for communicating performance expectations to the subadviser, evaluating the subadviser, and recommending to the Board whether the subadviser's contract with the Trust should be renewed, modified, or terminated. The Manager regularly provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund pays a fee of 0.85% of average daily net assets, computed daily and paid monthly, to the Manager for the services provided and the expenses assumed by the Manager pursuant to the Investment Management Agreement. The Manager may periodically elect to voluntarily reduce all or a portion of its fee with respect to the Fund in order to increase the net income of the Fund available for distribution as dividends. In this regard, the Manager has reduced, on a temporary voluntary basis, the management fee to 0.70% on the first $200 million of assets and 0.65% on assets above $200 million through April 30, 2010. The Manager has also entered into a separate agreement (the "Expense Limitation Agreement") with the Fund pursuant to which the Manager has agreed to waive or limit its fees and to assume other expenses to the extent necessary to limit the total annual operating expenses of the Fund, as a percentage of average daily net assets, to 1.30%.

Section 15(a) of the 1940 Act generally requires that a majority of a fund's outstanding voting securities approve any subadvisory agreement for the Fund. However, the Order permits the Board generally to approve a change in the Fund's subadviser, or to make certain other changes to existing subadvisory agreements, upon the recommendation of the Manager, without shareholder approval. Pursuant to the Order, the Manager may change subadvisers or make certain other changes to existing subadvisory agreements without imposing the costs and delays of obtaining shareholder approval.

INVESTMENT SUBADVISER
REPLACEMENT OF LEGG MASON WITH BLACKROCK
At a meeting held on December 3, 2008, the Board of Trustees of the Trust considered a recommendation by the Manager to (a) approve an amended and restated subadvisory agreement between the Manager and BlackRock (the "BlackRock Agreement") whereby BlackRock would replace Legg Mason as subadviser to the Fund; and (b) change the name of the Fund to "AZL BlackRock Growth Fund." At the meeting on December 3, 2008, the Board voted unanimously to approve the revision of the BlackRock Agreement and the new name of the Fund, at an effective date to be selected by officers of the Trust. At the meeting on December 3, the Trustees reviewed materials furnished by the Manager pertaining to BlackRock.

BLACKROCK CAPITAL MANAGEMENT, INC. ("BCM") was organized in 2005 to perform advisory services for investment companies and has its principal offices at 100 Bellevue Parkway, Wilmington, DE 19809. BCM is a wholly-owned, indirect subsidiary of BlackRock, Inc. BlackRock, Inc., one of the largest publicly traded investment management firms in the United States having, together with its affiliates, approximately $1.3 trillion in investment company and other assets under management as of December 31, 2008. The PNC Financial Services Group, Inc. and Merrill Lynch & Co., Inc., an affiliate of Bank of America Corporation, are the principal shareholders of BlackRock, Inc.

The names and principal occupations of the directors and principal executive officers of BlackRock are set forth in the following table. The address of each such individual is 100 Bellevue Parkway, Wilmington, DE 19809, which is also the mailing address of BlackRock.

----------------------------------------------------------------------
|NAME              |DIRECTOR / PRINCIPAL OCCUPATION                  |
----------------------------------------------------------------------
|Robert S. Kapito  |President and Director                           |
----------------------------------------------------------------------
|Laurence D. Fink  |Chief Executive Officer                          |
----------------------------------------------------------------------
|Ann Marie Petach  |Chief Financial Officer and Managing Director    |
----------------------------------------------------------------------
|Susan Wagner      |Vice Chairman and Chief Operating Officer        |
----------------------------------------------------------------------
|Robert P. Connolly|General Counsel, Managing Director, and Secretary|
----------------------------------------------------------------------
|Scott Amero       |Vice Chairman                                    |
----------------------------------------------------------------------
|Paul Audet        |Vice Chairman and Director                       |
----------------------------------------------------------------------
|Robert Doll       |Vice Chairman                                    |
----------------------------------------------------------------------
|Robert Fairbairn  |Vice Chairman                                    |
----------------------------------------------------------------------
|Charles Hallac    |Vice Chairman                                    |
----------------------------------------------------------------------
|Barbara Novick    |Vice Chairman                                    |
----------------------------------------------------------------------


The fund's portfolio management team is led by Jeffrey R. Lindsey, CFA, Managing Director at BlackRock Capital Management, Inc. (BlackRock Capital), and Edward
P. Dowd, Managing Director at BlackRock Capital. Mr. Lindsey and Mr. Dowd joined BlackRock following the merger with State Street Research & Management Company (SSRM) in 2005.

Mr. Lindsey is head of BlackRock Capital's Large Cap Growth equity team. He is primarily responsible for the financials and health care sectors. Mr. Lindsey, as Managing Director at SSRM, headed the Mid- and Large-Cap Growth Teams. He joined SSRM in 2002 and was promoted to Chief Investment Officer-Growth in 2003. He was responsible for overseeing all of the firm's growth and core products.
He was the co-portfolio manager of the State Street Legacy Fund and the firm's large cap growth institutional portfolios.

Mr. Dowd joined BlackRock Capital as a Director following the SSRM merger and was promoted to Managing Director in 2006. He is primarily responsible for the technology and energy sectors. Prior to joining BlackRock Capital, Mr. Dowd was a Vice President at SSRM. He was employed by SSRM beginning in 2002 and was a co-portfolio manager of the SSR Legacy Fund.

No person who is an officer or trustee of the Trust is an officer, employee, or director of BlackRock.

BlackRock currently serves as investment adviser for the following funds, each of which is registered with the SEC under the 1940 Act and has an investment objective substantially similar to the investment objective of the Fund:



FUND                                RATE OF MANAGEMENT FEE MANAGEMENT FEE WAIVER OR EXPENSE REIMBURSEMENT  NET ASSETS OF FUND
                                                                                                          AT DECEMBER 31, 2008
BlackRock Capital Appreciation Fund       0.65% (1)                             Yes*                          $5.0 billion

* BlackRock has contractually agreed to waive or reimburse fees or expenses in order to limit expenses to 1.35% (for Investor A Shares) and 2.10% (for Investor B and C Shares) (excluding interest expense, acquired fund fees and expenses, and certain other fund expenses) of average daily net assets until February 1, 2010. The fund may have to repay some of these waivers and reimbursements to BlackRock in the following two years.


INVESTMENT SUBADVISORY AGREEMENT
INFORMATION CONCERNING THE BLACKROCK AGREEMENT
The BlackRock Agreement is substantially similar to the amended and restated subadvisory agreement with Legg Mason, except for a change in the effective date: the Legg Mason portfolio management agreement was effective July 1, 2008, and the BlackRock Agreement became effective on January 26, 2009, the date on which BlackRock began managing the assets of the Fund.

The BlackRock Agreement requires BlackRock to perform essentially the same services as those provided by Legg Mason under the prior subadvisory agreement. Accordingly, the Fund will receive subadvisory services from BlackRock that are substantially similar to those it has received under the Legg Mason subadvisory agreement.

The BlackRock Agreement provides that, subject to supervision by the Manager and the Board, BlackRock is granted full discretion for the management of the assets of the Fund, in accordance with the Fund's investment objectives, policies, and limitations, as stated in the Fund's prospectus and statement of additional information. BlackRock agrees to provide reports to the Manager and the Board regarding management of the assets of the Fund in a manner and frequency mutually agreed upon.

The BlackRock Agreement states that BlackRock will comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code, and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board.

The BlackRock Agreement states that BlackRock agrees to seek best execution in executing portfolio transactions. In assessing the best execution available for any transaction, BlackRock will consider all of the factors that it deems relevant, including the price of the security, the financial stability and execution capability of the broker-dealer, and the reasonableness of the commission, if any. In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, BlackRock may also consider other factors that it deems relevant, including the brokerage and research services provided to the Fund and/or other accounts over which BlackRock exercises investment discretion. BlackRock is authorized to pay a broker-dealer that provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commissions another broker-dealer would have charged for effecting that transaction, but only if BlackRock determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

Provided that BlackRock adheres to the investment objectives of the Fund and applicable law, the BlackRock Agreement permits BlackRock to aggregate sale and purchase orders of securities and other investments held in the Fund with similar orders being made simultaneously for other accounts managed by BlackRock or with accounts of BlackRock's affiliates, if in BlackRock's reasonable judgment such aggregation is in the best interest of the Fund. In addition, BlackRock's services under the BlackRock Agreement are not exclusive, and BlackRock is permitted to provide the same or similar services to other clients.

The BlackRock Agreement provides that BlackRock is not liable to the Manager, the Fund, the Trust, or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that are sustained in the purchase, holding, or sale of any security, except (1) for willful misfeasance, bad faith, or gross negligence on the part of BlackRock or its officers, directors, or employees, or reckless disregard by BlackRock of its duties under the BlackRock Agreement; and (2) to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

The duration and termination provisions of the BlackRock Agreement are identical to those of the subadvisory agreement with Legg Mason. Both agreements provide for an initial term of two years from the effective date of the agreement. The agreements are then automatically renewed for successive annual terms, provided such continuance is specifically approved at least annually by (1) the Board or
(2) by a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the trustees who are not parties to the agreement or interested persons (as defined in the 1940
Act) of any party to the agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

The BlackRock Agreement may be terminated at any time without the payment of any penalty, by the Manager or by the Trust upon the vote of a majority of the trustees or by a vote of the majority of the Fund's outstanding voting securities, each upon 60 days' written notice to BlackRock, or by BlackRock at any time without penalty, upon 60 days' written notice to the Trust or the Manager or immediately, if in BlackRock's reasonable judgment, the Manager becomes unable to discharge its duties under the BlackRock Agreement or the Investment Management Agreement. The BlackRock Agreement automatically terminates in the event of its assignment to another party. This termination provision is substantially similar to the termination provision of the subadvisory agreement with Legg Mason.

The BlackRock Agreement provides that for the services rendered, the facilities furnished, and the expenses assumed by BlackRock, the Manager (out of its fees received from the Fund, in accordance with the terms of the Investment Management Agreement) will pay BlackRock a fee based on average daily net assets of 0.40% on the first $300 million, 0.35% on the next $700 million, and 0.30% on assets above $1 billion. The subadvisory fee is accrued daily and paid to BlackRock monthly. The amended and restated subadvisory agreement with Legg Mason provided for a fee based on average daily net assets of 0.40% on the first $200 million and 0.38% on assets above $200 million.

ADVISORY AND SUBADVISORY FEES
For the fiscal year ended December 31, 2008, the Manager earned $1,206,420 under the Investment Management Agreement, which amount includes $0 of prior expenses waived by the Manager under the Expense Limitation Agreement that were recouped during the same period.

For the fiscal year ended December 31, 2008, Legg Mason received $662,147.55 for subadvisory services to the Fund. If the BlackRock Agreement had been in effect during the same period, BlackRock would have received $567,491.56 for subadvisory services to the Fund. This amount would have been 85.7047% of the amount received by Legg Mason for the same period. The lower subadvisory fee rate payable under the BlackRock Agreement will not reduce the fees and expenses expected to be paid by the Fund's shareholders.

BOARD CONSIDERATION OF THE BLACKROCK AGREEMENT
At an "in person" meeting held on December 3, 2008, the Board considered the recommendation of the Manager, the investment manager of the Fund, that BlackRock replace Legg Mason as the Fund's subadviser. At the meeting, the Trustees approved the BlackRock Agreement which became effective January 26, 2009. At such meeting, the Trustees reviewed materials furnished by the Manager pertaining to BlackRock.

The Manager, as investment manager of all of the outstanding series of the Trust, is charged with researching and recommending subadvisers for the Trust. The Manager has adopted policies and procedures to assist it in analyzing each subadviser with expertise in a particular asset class for purposes of making the recommendation that a specific subadviser be selected. The Board reviews and considers the information provided by the Manager in deciding which investment advisers to approve. After an investment adviser becomes a subadviser, a similarly rigorous process is instituted by the Manager to monitor the investment performance and other responsibilities of the subadviser.

As part of its ongoing obligation to monitor and evaluate the performance of the Fund's subadvisers, in November 2008 the Manager completed a review of Legg Mason's management of the Fund. The Manager's review and evaluation of Legg Mason focused on the Fund's investment performance and its low level of marketability.

The Board, including a majority of the independent Board members (the "Independent Trustees"), with the assistance of independent counsel to the Independent Trustees, considered whether to approve the BlackRock Agreement in light of its experience in governing the Trust and working with the Manager and the subadvisers on matters relating to the mutual funds that are outstanding series of the Trust. The Independent Trustees are those Trustees who are not "interested persons" of the Trust within the meaning of the Investment Company Act of 1940 (the "1940 Act"), and are not employees of or affiliated with the Fund, the Manager, Legg Mason or BlackRock. Prior to voting, the Board reviewed the Manager's recommendation that it approve the BlackRock Agreement with experienced counsel who are independent of the Manager and received from such counsel a memorandum discussing the legal standards for consideration of the proposed approval. In its deliberations, the Board considered all factors that the Trustees believed were relevant. The Board based its decision to approve the BlackRock Agreement on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. The Board approved the termination of the subadvisory agreement with Legg Mason and determined that the BlackRock Agreement was reasonable and in the best interests of the Fund, and approved BlackRock as the Fund's new subadviser. The Board's decision to approve the BlackRock Agreement reflects the exercise of its business judgment on whether to approve new arrangements and continue existing arrangements. In reaching this decision, the Board did not assign relative weights to factors discussed herein, or deem any one or group of them to be controlling in and of themselves.

A rule adopted by the SEC under the 1940 Act requires a discussion of certain factors relating to the selection of investment managers and subadvisers and the approval of advisory and subadvisory fees. The factors enumerated by the SEC in the rule are set forth below in italics followed by the Board's conclusions regarding each factor.

(1) The nature, extent, and quality of services provided by the Subadviser. In deciding to approve BlackRock, the Board considered the experience and track record of BlackRock, and its portfolio management team to be involved with the Fund. The Board also considered BlackRock's investment philosophy and process, particularly in the large cap growth area. The Board determined that, based upon the Manager's report, the proposed change to BlackRock as the subadviser would likely benefit the Fund and its shareholders.

In reviewing various other matters, the Board concluded that BlackRock was a recognized firm capable of competently managing the Fund; that the nature, extent and quality of services that BlackRock could provide were at a level at least equal to the services that could be provided by Legg Mason, that the services contemplated by the BlackRock Agreement are substantially similar to those provided under the subadvisory agreement with Legg Mason; that the BlackRock Agreement contains provisions generally comparable to those of other subadvisory agreements for other mutual funds; that BlackRock was staffed with qualified personnel and had significant research capabilities; and that the investment performance of BlackRock in the large cap growth area, as discussed in (2) below, was at least satisfactory.

(2) The investment performance of the Subadviser. The Board received information about the performance of BlackRock in managing a large cap growth fund which is generally comparable to the Fund. The performance information, which covered the seven years ended September 30, 2008, included (a) absolute total return, (b) performance versus an appropriate benchmark, and (c) performance relative to a peer group of comparable funds. Such performance information for the comparable fund managed by BlackRock was net of fees. The Board noted, for example, that BlackRock outperformed the benchmark for each of the one-year, two-year, three-year, four-year, five-year and seven-year periods ended September 30, 2008.

(3) The costs of services to be provided and profits to be realized by BlackRock from its relationship with the Fund. The Board compared the fee schedule in the BlackRock Agreement to the fee schedule in the then existing subadvisory agreement with Legg Mason. The Board noted that the fee schedule in the BlackRock Agreement requires that the Manager pay BlackRock an annual fee on average daily net assets of 0.40% on the first $300 million of Fund assets, 0.35% on the next $700 million of Fund assets, and 0.30% on assets over $1 billion, compared to the following fee payable to Legg Mason: 0.40% on the first $200 million of Fund assets and 0.38% on assets over $200 million. The Board noted that the fee schedule in the BlackRock Agreement was the result of arm's length negotiations between the Manager and BlackRock. Based upon its review, the Board concluded that the fees proposed to be paid to BlackRock were reasonable. In connection with the change in subadvisers, the Manager has agreed to reduce its current management fee of 0.85% to 0.70% on the first $200 million of assets and 0.65% on assets above $200 million through April 30, 2010. The Manager also reported that the Fund's total expense ratio (which includes management fees and operating expenses) was in the 51[st] percentile in the category of large cap growth funds. In connection with the Board meetings held in October 2008, the Board received information from BlackRock on its profitability from acting as the subadviser to the AZL Money Market Fund through December 31, 2007. As of December 3, 2008, BlackRock had not begun to act as the subadviser to the Fund, and no estimated profitability information for acting as subadviser to the Fund was received.

(4) and (5) The extent to which economies of scale would be realized as the Fund grows, and whether fee levels reflect these economies of scale. The Board noted that the fee schedule in the BlackRock Agreement contains breakpoints that reduce the fee rate on assets above $300 million and above $1 billion, respectively, as described in (3) above. The Trustees also noted that assets in the Fund as of September 30, 2008 were approximately $100 million. The Board considered the possibility that BlackRock may realize certain economies of scale as the Fund grows larger. The Board noted that in the fund industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints, if any, apply. Depending on the age, size, and other characteristics of a particular fund and its manager's cost structure, different conclusions can be drawn as to whether there are economies of scale to be realized at any particular level of assets, notwithstanding the intuitive conclusion that such economies exist, or will be realized at some level of total assets. Moreover, because different managers have different cost structures and models, it is difficult to draw meaningful conclusions from the breakpoints that may have been adopted by other funds. The Board also noted that the advisory agreements for many funds do not have breakpoints at all.

The Trustees noted that the Manager has agreed to temporarily "cap" Fund expenses at certain levels, which could have the effect of reducing expenses as would the implementation of advisory/subadvisory fee breakpoints. The Manager has committed to continue to consider the continuation of fee "caps" and/or additional advisory/subadvisory fee breakpoints as the Fund grows larger. The Board receives quarterly reports on the level of Fund assets. It expects to consider whether or not to reapprove the BlackRock Agreement at a meeting to be held prior to December 31, 2009, and will at that time, or prior thereto, consider: (a) the extent to which economies of scale can be realized, and (b) whether the subadvisory fee schedule should be modified to reflect such economies of scale, if any.

Having taken these factors into account, the Trustees concluded that the fee schedule in the BlackRock Agreement was acceptable.

BROKERAGE TRANSACTIONS
During the fiscal year ended December 31, 2008, the Fund paid aggregate brokerage fees of $257,291.

AFFILIATED BROKERAGE COMMISSIONS
During the fiscal year ended December 31, 2008, the Fund paid approximately $0 in commissions to a Affiliated Brokers. As defined in rules under the Securities Exchange Act of 1934, an "Affiliated Broker" is a broker that is affiliated with the Fund, the Manager, or the subadviser.

RECORD OF OUTSTANDING SHARES
The number of shares of the Fund outstanding at the close of business on January 23, 2009, is listed in the table below.

The officers and trustees of the Trust cannot directly own shares of the Fund and they cannot beneficially own shares of the Fund unless they purchase Variable Contracts issued by Allianz. At January 23, 2009, the officers and trustees of the Trust as a group beneficially owned less than one percent of the outstanding shares of the Fund.

In addition to directly owning shares of the Fund, Allianz and its separate accounts own shares of the Fund indirectly through ownership of shares of the Allianz FOF Trust, which is permitted to invest in shares of the Fund. Accordingly, Allianz, directly and indirectly through its separate accounts, was the only shareholder of the Fund on the record date.

At January 23, 2009, the Allianz FOF Trust owned no shares of the Fund. To the best knowledge of the Fund, no person other than Allianz, owned, of record or beneficially, 5% or more of the outstanding shares of the Fund as of the record date. Information as of the record date with regard to direct ownership in the Fund by Allianz is provided below:

                                                              AT JANUARY 23, 2009
FUND            SHARES     SHARES OWNED BY  PERCENT OF OUTSTANDING SHARES OWNED BY    SHARES      PERCENT OF OUTSTANDING SHARES
              OUTSTANDING    ALLIANZ LIFE   ALLIANZ LIFE INSURANCE COMPANY OF NORTH  OWNED BY    OWNED BY ALLIANZ LIFE INSURANCE
                              INSURANCE                     AMERICA                   ALLIANZ          COMPANY OF NEW YORK
                           COMPANY OF NORTH                                            LIFE
                               AMERICA                                               INSURANCE
                                                                                    COMPANY OF
                                                                                     NEW YORK

             27,189,154.27    26,394,756.76              97.08%                      794,397.50             2.92%
AZL
BlackRock
Growth Fund
(prior to
01/26/2009,
the AZL Legg
Mason Growth
Fund)

REPORTS AVAILABLE
THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO SHAREHOLDERS AND ITS MOST RECENT SEMI-ANNUAL REPORT TO SHAREHOLDERS TO A VARIABLE CONTRACT OWNER UPON REQUEST. SUCH REQUESTS SHOULD BE DIRECTED TO ALLIANZ VIP TRUST, 3435 STELZER ROAD, COLUMBUS, OHIO 43219, IF MADE BY MAIL, AND TO 877-833-7113, IF MADE BY TELEPHONE.

To reduce expenses, only one copy of this Information Statement or the Trust's annual report and semi-annual report, if available, may be mailed to households, even if more than one person in a household is a shareholder. To request additional copies of the annual report or semi-annual report, or if you have received multiple copies but prefer to receive only one copy per household, please call the Trust at the above telephone number. If you do not want the mailing of these documents to be combined with those for other members of your household, please contact the Trust at the above address or phone number.

SHAREHOLDER PROPOSALS
The Trust is not required to hold annual meetings of shareholders. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next meeting of shareholders cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a meeting of shareholders must be received by the Trust no later than 120 days prior to the date proxy statements are mailed to shareholders.




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